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                                                                      Exhibit(j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 15, 2003, relating to the financial statements and financial highlights of 1st Source Monogram Funds, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Columbus, OH
July 31, 2003